UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 _____Sparks, Nevada_____ (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)         On January 7, 2006, the Company appointed Larry A. Kitchen as Principal Accounting Officer.

Larry A. Kitchen, age 58, is an accounting professional with more than 25 years experience, predominantly in the mining industry. From 1999 to 2001 Mr. Kitchen was owner and principal of Larry Kitchen Financial Reporting, Tax Compliance and Bookkeeping Services. From 2001 to 2003, Mr. Kitchen worked with Forbush & Associates, a certified public accounting firm, providing business building and financial services to businesses with annual revenues of $100,000 to $20,000,000 in the northern Nevada area. From 2003 to the present, Mr. Kitchen provides all accounting services for Anderson & Dorn, Ltd., a Professional Law Corporation, based in Reno, Nevada, and provides consultant services to Core Business Builders, Inc., a Nevada financial services company. His prior experience includes operational and financial accounting functions at Carbon County Coal and Galactic Resources, and he holds specific expertise in mine-site accounting and implementation of controls and tracking systems at the level of operations. Mr. Kitchen also brings a depth of experience in working in the junior mining sector having held positions with Marshall Earth Resources and Galactic Services, where he developed budgets for Ivanhoe Minerals. Mr. Kitchen is a graduate of Brigham Young University with a degree in Business Management.

Mr. Kitchen has not previously held any positions with the Company. There have been no related party transactions between Mr. Kitchen and the Company. During the last two (2) years, Mr. Kitchen has not been a party to any transaction or proposed transaction, to which the Company is or was to be a party, in which Mr. Kitchen would have a direct or indirect material interest. Mr. Kitchen has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99	Press Release “Golden Phoenix Continues to Strengthen
Management Team; Kitchen and Forbush Assume Financial
Duties; Accounting System Improved” dated
January 9, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated: January 8, 2006	By: /s/ Kenneth S. Ripley

Kenneth S. Ripley

Chief Executive Officer

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